Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

SemGroup Corporation

Tulsa, Oklahoma

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 2013, relating to the financial statements of White Cliffs Pipeline, L.L.C., which appear in the Annual Report on Form 10-K/A of SemGroup Corporation dated March 1, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

December 20, 2013